                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

       Pursuant to the Participation Agreement, made and entered into as of the 22nd day of May 1998, and as amended on May 1, 1999, by and among MFS Variable Insurance Trust, The Lincoln National Life Insurance Company and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A as attached hereto.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on October 15, 1999.


                                        LINCOLN NATIONAL LIFE
                                         INSURANCE COMPANY
                                        By its authorized officer,


                                        By:
                                           ---------------------------------
                                        Title:
                                              ------------------------------

                                        MFS VARIABLE INSURANCE TRUST,
                                        ON BEHALF OF THE PORTFOLIOS
                                        By its authorized officer,

                                        By:
                                           ---------------------------------
                                           James R. Bordewick, Jr.
                                           Assistant Secretary

                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                        By its authorized officer,

                                        By:
                                           ---------------------------------
                                           Jeffrey L. Shames
                                           Chairman and Chief Executive Officer

                                                          As of October 15, 1999


                                   SCHEDULE A


                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

-------------------------------------------------------------------------------------------------------------------------
          NAME OF SEPARATE
          ACCOUNT AND DATE                           POLICIES FUNDED                             PORTFOLIOS
 ESTABLISHED BY BOARD OF DIRECTORS                 BY SEPARATE ACCOUNT                     APPLICABLE TO POLICIES

-------------------------------------------------------------------------------------------------------------------------
       Lincoln Life Flexible               / /  Variable Universal Life I                MFS Emerging Growth Series
       Premium Variable Life               / /  Lincoln Variable Universal Life           MFS Total Return Series
         Separate Account M                / /  Lincoln Variable Universal                  MFS Utilities Series
                                                Life Death Benefit (VUL)


       Lincoln Life Flexible               / /  Survivorship Variable                    MFS Emerging Growth Series
       Premium Variable Life                    Universal Life I                          MFS Total Return Series
         Separate Account R                / /  Lincoln Survivorship Variable               MFS Utilities Series
                                                Universal Life


   Lincoln Life Variable Annuity           / /  Variable Annuity Contracts               MFS Emerging Growth Series
             Account N                                                                    MFS Total Return Series
                                                                                            MFS Utilities Series
                                                                                            MFS Research Series


       Lincoln Life Flexible               / /  Corporate Specialty Markets               MFS Total Return Series
       Premium Variable Life                    COLI Product (CVUL)                         MFS Utilities Series
         Separate Account S                                                           MFS Capital Opportunities Series
                                                                                            MFS Research Series

-------------------------------------------------------------------------------------------------------------------------